UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2015

Commission File Number	Exact name of registrant as specified in its charter, principal office and address and telephone number	State of incorporation or organization	I.R.S. Employer Identification No.
000-55075	Actavis plc 1 Grand Canal Square, Docklands Dublin 2, Ireland (862) 261-7000	Ireland	98-1114402

333-199019	Warner Chilcott Limited Cannon’s Court 22 Victoria Street Hamilton HM 12 Bermuda (441) 295-2244	Bermuda	98-0496358

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 18, 2015, Actavis plc (the “Company”) issued a press release announcing that it will adopt a new corporate name – Allergan – following the anticipated successful completion of the acquisition of Allergan, Inc. The Company said that it intends to use the Allergan name as its corporate name and for its global branded pharmaceutical portfolio, and will retain the Actavis name for select geographic regions and product portfolios. Actavis will ask shareholders to approve its intention to adopt the Allergan name at its Annual General Meeting of Shareholders later this year. Pending shareholder approval, and formal adoption of the new corporate naming structure, Actavis will continue to operate under its current name and trade on the New York Stock Exchange under its present symbol – ACT.

A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 18, 2015, the Company also issued a press release announcing that, during its Investor Meeting in New York that same day, it had provided a detailed look into its standalone global pharmaceutical development pipeline that supports the Company’s long-term organic growth. In that meeting, the Company provided details regarding key development programs, including clinical data, development milestones and an overview of potential market opportunities, as well as an updated look at Actavis’ world-class generics pipeline.

A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Warner Chilcott Limited is a consolidated subsidiary of Actavis plc.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 18, 2015 (“Actavis Announces Intention to Adopt ‘Allergan’ Corporate Name”).

99.2	Press Release dated February 18, 2015 (“Actavis Outlines Standalone Pharmaceutical Pipeline at Investor Meeting”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2015	Actavis plc Warner Chilcott Limited

	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Secretary